Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Amendment No. 3 to Form F-4 of our report dated March 1, 2022, relating to the financial statements of Cohn Robbins Holdings Corp., which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

August 17, 2022